Cindy Shy, P.C.
------------------------------------------------------------------------------
                        A Professional Law Corporation




September 30, 2004


Board of Directors
IDI Global, Inc.
462 East 800 North
Orem, UT 84097

     Re:    Registration Statement on Form S-8
            for IDI Global, Inc. filed on or about October 1, 2004

Members of the Board:

This firm has acted as counsel to IDI Global, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"). The Registration Statement relates to the registration of 499,000 common shares, par value $0.001, with 249,000 shares to be offered pursuant to the IDI Global, Inc. 2002 Equity Incentive Plan and 250,000 shares to offered pursuant to a Letter of Agreement with Call, Jensen & Ferrell.

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-B promulgated under the Act.

In connection with this opinion, this firm has examined and is familiar with originals or copies, certified or otherwise identified to its satisfaction, of:
     (i) the Articles of Incorporation and bylaws of the Company, as amended;
     (ii) certain resolutions of the Board of Directors of the Company relating to the issuance and registration of the shares;
     (iii)  a copy of the IDI Global, Inc. 2002 Equity Incentive Plan;
     (iv)   a copy of the Letter Agreement with Call, Jensen & Ferrell; and
     (v) such other documents as this firm has deemed necessary or appropriate as the basis for the opinions set forth below.
In such examination, this firm has assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to this firm as certified or photostatic copies, and the authenticity of the originals of such latter documents. This firm has further assumed that each recipient of the shares is a natural person; has provided bona fide services to the Company and those services are not in connection with the offer or sale of securities in a "capital raising" transaction, and each recipient does not directly or indirectly promote or maintain a market for the Company's securities.


                           Page 1 of 2

------------------------------------------------------------------------------
 2157 S. Lincoln Street, Suite 202 * Salt Lake City, Utah 84106
               * (801)323-2392 * Fax (801) 364-5645



As to any facts material to this opinion which this firm did not independently establish or verify, this firm has relied upon statements and representations of officers and other representatives of the Company and others.

Based on and subject to the foregoing, this firm is of the opinion that the 499,000 common shares to be offered under the Registration Statement have been duly authorized. The shares will be, when and if issued, fully paid and non-assessable shares of the Company.

This opinion is expressly limited in scope to the shares described herein which are to be expressly covered by the Registration Statement and does not cover any subsequent issuances of any securities to be made in the future pursuant to plans or agreements. Any such transactions are required to be included in a new registration statement or a post-effective amendment to the Registration Statement, which will be required to include a revised or a new opinion concerning the legality of the securities to be issued.

This firm hereby consents to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement and consents to the reference to the firm of Cindy Shy, P.C, under the caption "Interests of Named Experts and Counsel" of the Registration Statement. In giving this consent, this firm does not thereby admit that it is included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.



                                         /s/ Cindy Shy, P.C.

                                         Cindy Shy, P.C.






                           Page 2 of 2